Exhibit 10.14

OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), dated as of «Grant_Date», by and between the Company and the grantee, the individual’s whose name appears on the signature page hereof (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders for the Company to grant from time to time options to purchase Common Stock to executive officers or key employees of, or consultants to, or any key employees of any entity which provides services to, the Company or its Subsidiaries in order to motivate and align the interests of such individuals with those of the Company’s shareholders, and in connection therewith, the Board has established the Equinox Holdings, Inc. 2000 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”);

WHEREAS, pursuant to the Plan, the Board has authorized the grant to the Grantee of non-qualified stock options to purchase shares of Common Stock pursuant to the Plan; and

WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such stock options on the terms and conditions set forth herein;

NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, the Company and the Grantee hereby agree as follows:

1.                                       Certain Definitions.  Capitalized terms used herein without definition shall have the meaning assigned to them in the Plan, provided however, that whenever the term “Participant” appears in the Plan such term shall be substituted with the term “Grantee” (as defined in the introductory paragraph hereof).  As used in this Agreement, the following terms shall have the following meanings:

(a)                                  “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

(b)                                 “Control” (including the terms “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

(c)                                  “Exercise Date” shall have the meaning set forth in Section 6 hereof.

(d)                                 “Exercise Price” shall have the meaning set forth in Section 6 hereof.

(e)                                  “Exercise Shares” shall have the meaning set forth in Section 6 hereof.

(f)                                    “Grant Date” shall mean the date hereof, which is the date on which the Options are granted to the Grantee.

(g)                                 “Grantee” shall have the meaning set forth in the introductory paragraph hereto.

(h)                                 “Normal Termination Date” shall mean the tenth anniversary of the date hereof.

(i)                                     “Option Price” shall mean, with respect to each Share covered by an Option, the exercise price at which the Grantee may purchase such Share pursuant to such Option as determined in Section 2(b) hereof.

(j)                                     “Person” shall mean any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

(k)                                  “Plan” shall have the meaning set forth in the recitals to this Agreement.

(l)                                     “Rule 144” shall mean Rule 144 promulgated under the Securities Act.

(m)                               “Shares” shall mean the shares of Common Stock subject to the Options.

(n)                                 “Sponsors” shall mean the North Castle Partners, L.L.C., and Childs.

(o)                                 “Successor” shall mean, with respect to any Person, a Person that succeeds to the first Person’s assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

2.                                       Grant of Options.

(a)                                  Confirmation of Grant.  The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of «Total_Options» Options.  The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended.  This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

(b)                                 Option Price.  Each Option granted hereunder shall have the option price per share set forth opposite the number of Options on Schedule A attached hereto, which in each case is not less than the Fair Market Value on the Grant Date.

3.                                       Vesting and Exercisability.

(a)                                  Options.  Upon the occurrence of a Change of Control or Public Offering, if the Sponsors realize an internal rate of return of at least twenty percent (20%), thirty-three and one third (33 1/3%) of the Options shall become vested and exercisable; provided, that, for each one percent (1%) (or portion thereof) increase in such return (above 20%) realized by the Sponsors upon the occurrence of such event, an additional six and two-thirds percent (6 2/3%) (or portion thereof) of the Options shall become vested and exercisable; provided, further, that, one hundred percent (100%) of the Options shall become vested and exercisable upon the occurrence of such event if the return realized by the Sponsors equals or exceeds thirty percent (30%).  The Sponsors’ realized internal rate of return will be calculated after giving full effect to the dilution of the Sponsors’ interest in the Company by the value of the outstanding Options that can be exercised upon such Change of Control or Public Offering.  In the event less than 100% of the Options granted hereunder become vested as a result of the first Change in Control or Public Offering, upon any and all subsequent Public Offerings or divestitures of the Sponsor’s interests (until the Sponsors beneficially own less that 5% of the total outstanding equity interests in the Company), the foregoing internal rates of returns shall be recalculated in the same manner as provided above and, to the extent such recalculation results in an increased internal rate of return that would result in more Options becoming vested and exercisable, such additional Options shall become vested and exercisable.

(b)                                 Conditions.  The Board, in its sole discretion, may accelerate the vesting and exercisability of any Option, all Options or any class of Options, at any time and from time to time.  Shares covered by Options which are vested and exercisable may, subject to the provisions hereof, be purchased at any time and from time to time on or after the date the corresponding Options become exercisable in accordance with the provisions of this Section 3 until the date one day prior to the date on which such Options terminate, provided that any such purchase shall be effected pursuant and subject to

Sections 5 and 6 hereof and the provisions contained in the Shareholders Agreement and the Stock Subscription Agreement related to the purchase of such Shares.

4.                                       Termination of Options.

(a)                                  Normal Termination Date.  Subject to Sections 4(b) and 8 hereof, the Options shall terminate and be canceled on the Normal Termination Date.

(b)                                 Early Termination.

(i)                                     Termination Other Than For Cause.  If the Grantee’s employment with a member of the Company Group terminates for any reason other than for Cause, then a percentage of Options granted hereunder that has not become vested and exercisable pursuant to Section 3 shall terminate and be cancelled immediately upon such termination of employment in accordance with the following table:

Length of time from Grant Date to date of termination	% of Options granted hereunder terminated
Less than 1 year	100%
1 year but less than 2 years	75%
2 years but less than 3 years	50%
3 years but less than 4 years	25%
4 years or more	0%

With respect to any Options that are not terminated and canceled upon the Grantee’s termination of employment in accordance with the above table (the “Remaining Options”), the Company shall have the option to (A) permit the Grantee to exercise such Remaining Options (whether or not then vested or exercisable) until the first to occur of (x) the 90th day after the effective date of the Grantee’s termination of employment or, in the case of a termination for death or Disability, the twelve month anniversary of such effective date; and (y) the Normal Termination Date, (B) permit such Remaining Options to remain outstanding and subject to provisions contained herein without modification, except that the provisions of the first sentence of this Section 4(b)(i), Section 4(b)(iii) hereof and Section 6 of the Plan shall no longer apply or (C) purchase all or any portion of the Remaining Options in accordance with Section 5(c).  Any Options held by a Participant for which the Company has selected the Option provided in clause (A) above that are not exercised within the applicable periods described in this paragraph shall terminate and be canceled upon the expiration of such period.

(ii)                                  Notification.  The Company shall notify the Grantee of its election under Section 4(b)(i) within ten business days after the effective date of the Grantee’s termination of employment; provided that, in the case of a termination for any reason other than death, Disability or for Cause, a failure by the Company to timely notify such Grantee shall be deemed to be an election by the Company of the option described in clause (A) of Section 4(b)(i); provided further that, in the case of a termination for death or Disability, a failure to timely notify such Grantee shall be deemed to be an election by the Company of the option described in clause (B) of Section 4(b)(i).

(iii)                               Termination for Cause.  Notwithstanding anything else contained in this Agreement, if the Grantee’s employment with a member of the Company Group is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such termination.

5.                                       Restrictions on Exercise; Non-Transferability of Options; Repurchase of Remaining Options.

(a)                                  Restrictions on Exercise.  Once exercisable in accordance with the provisions of this Agreement, the Options may be exercised only with respect to full shares of Common Stock.  No fractional shares of Common Stock shall be issued.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (A) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options or the delivery of the Shares upon exercise of the Options shall have been secured, provided that the Company shall use its reasonable efforts to obtain any such approvals or consents unless the Board determines in its sole discretion that the Company would incur material costs, fees or expenses or which would require registration of the securities with such governmental authority, (B) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, or the purchase of the Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local tax withholding requirements shall have been satisfied.

(b)                                 Non-Transferability of Options.  The Options may be exercised only by the Grantee or, following his death, by the Grantee’s estate.  Each Option is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)                                  Purchase of Options on Termination of Employment.

(i)                                     Termination of Employment.  If the Grantee’s active employment with the Company or any Subsidiary thereof that employs the Grantee is, or has been, terminated for any reason other than for Cause, the Company shall have an option to purchase all or any portion of the Remaining Options and/or the Options that have become vested and exercisable pursuant to Section 3 (the “Vested Options”) held by the Grantee (or, if the Grantee’s employment was terminated by the Grantee’s death or the Grantee dies after his termination of employment, the Grantee’s estate) and shall have ten business days from the date of the Grantee’s termination of employment (such ten business day period being hereinafter referred to as the “First Purchase Period”) during which to give notice in writing to the Grantee of its election to exercise or not to exercise such right to purchase, in whole or in part, the Remaining Options or Vested Options, as the case may be.  The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such date of termination to make such election.  If the Company fails to give notice that it intends to exercise its right to purchase the Remaining Options or Vested Options, as the case may be, within the First Purchase Period, or chooses to purchase none or only a portion of the Remaining Options, or Vested Options, as the case may be, by giving such notice, the North Castle Fund shall have the right to purchase all or any portion of the Remaining Options or Vested Options, as the case may be, not purchased by the Company, and shall have until the expiration of the earlier of (x) five business days following the end of the First Purchase Period or (y) five business days from the date of receipt by the North Castle Fund of written notice from the Company as to whether it intends to exercise its right to purchase any of the Remaining Options or Vested Options, as the case may be (such five business day period being hereinafter referred to as the “Second Purchase Period”), to give notice in writing to the Grantee (or the Grantee’s estate) of the North Castle Fund’s exercise of its right to purchase all or any portion of such Remaining Options or Vested Options, as the case may be.  The Grantee (or the Grantee’s estate) shall be entitled to retain any Remaining Options and Vested Options that are not purchased by the Company or the North Castle Fund pursuant to this Section 5(c), subject to all of the provisions of this Agreement (including, without limitation, Section 3(a)) except that the provisions of the first sentence of Section 4(b)(i), Section 4(b)(iii) hereof and Section 6 of the Plan shall no longer apply with respect to such Remaining Options or Vested Options.  For all purposes under this Agreement, the terms “employment” or “termination of employment” with respect to a person who is not an employee shall mean services with, or the termination of services with, (i) the entity for whom the Participant provides services to, (ii) the Company, or (iii) the Company by the entity from whom the Participant provides services to.

(ii)                                  Purchase Price, etc.  All purchases pursuant to this Section 5(c) by the Company or the North Castle Fund shall be for a purchase price and effected in the manner prescribed by Sections 5(f), (g) and (h).

(d)                                 Notice of Termination. The Company shall give written notice of any termination of the Grantee’s employment to the North Castle Fund, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the North Castle Fund.

(e)                                  Public Offering.  In the event that a Public Offering has been consummated, neither the Company nor the North Castle Fund shall have any rights to purchase the Remaining Options or Vested Options pursuant to Section 5(c).

(f)                                    Purchase Price.  Subject to Section 11(c) hereof, the purchase price to be paid to the Grantee (or the Grantee’s estate) for the Remaining Options or Vested Options, as the case may be, purchased pursuant to Section 5(c) (the “Purchase Price”) shall be equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the Determination Date, of the shares of Common Stock then covered by the Remaining Options or Vested Options, as the case may be, being purchased over (ii) the aggregate Option Price for such Remaining Options or Vested Options, as the case may be.

(g)                                 Closing of Purchase; Payment of Purchase Price.  Subject to Section 11, the closing of a purchase of any Remaining Options or Vested Options, as the case may be, pursuant to this Section 5 shall take place at the principal office of the Company on the tenth business day following the receipt by the Grantee (or his or her estate) of the Company’s or the North Castle Fund’s, as the case may be, notice of exercise of its right to purchase any such Remaining Options or Vested Options, as the case may be, pursuant to Section 5(c).  At the closing, the Company or the North Castle Fund, as the case may be, shall pay the Purchase Price to the Grantee (or his or her estate) for the Remaining Options or Vested Options, as the case may be, being purchased by delivery of a check for such Purchase Price payable to the order of the Grantee (or his or her estate) and (ii) the Grantee (or his or her estate) shall deliver to the Company such instruments as the Company may reasonably request, signed by the Grantee (or his or her estate), free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

(h)                                 Withholding.  Whenever Shares are to be issued pursuant to the Options, the Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local tax withholding requirements as a condition to the issuance of such Shares.  In the event any cash is paid to the Grantee pursuant to this Agreement or the Plan, the Company shall have the right to withhold an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local tax withholding requirements.  If shares of Common Stock are traded on a national securities exchange or bid and ask prices for shares of Common Stock are quoted on the Nasdaq, the Company may, if requested by the Grantee, withhold Shares to satisfy the minimum applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

6.                                       Manner of Exercise.  Options may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 15 business days prior to the date as of which the Grantee will so exercise the Options (the “Exercise Date”), specifying the number of whole Shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over Nasdaq, notice may be given five business days before the Exercise Date.  On or before the Exercise Date, the Company and the Grantee shall enter into (x) a Joinder Agreement, and (y) a Stock Subscription Agreement.  In accordance with the Stock Subscription Agreement, (i) on or before the Exercise Date, the Grantee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash or immediately available funds in an amount equal to the product of the number of Exercise Shares, multiplied by the Option Price (the “Exercise Price”) and (ii) the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in Section 7(b) hereof.  If, as of the Exercise Date, shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over Nasdaq, the Grantee may, in lieu of tendering cash, tender shares of Common Stock that have an aggregate Fair Market Value on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having an aggregate Fair Market Value equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board to provide for the compliance of such payment procedure with applicable law, including section 16(b) of the Exchange Act.  The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other applicable law.

7.                                       Grantee’s Representations, Warranties and Covenants.

(a)                                  Investment Intention.  The Grantee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state or foreign securities or “blue sky” laws.  The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Shareholders Agreement and Stock Subscription Agreement shall have been complied with or have expired.

(b)                                 Legends.  The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE SHAREHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF DECEMBER 15, 2000 AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO (THE “SHAREHOLDERS AGREEMENT”).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN (I) A STOCK SUBSCRIPTION AGREEMENT, DATED AS OF               , 200  , AND (II) A SHAREHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.

(c)                                  Ability to Bear Risk.  The Grantee covenants that the Grantee will not exercise all or any of the Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

(d)                                 Restriction on Sale upon Public Offering.  The Grantee agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such public offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days (or such lesser number of days that the managing underwriter may require) after the effective date of such registration statement.  The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by him following a public offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

8.                                       Change in Control.  Unless otherwise determined by the Committee, in the event of a Change in Control, each outstanding Option exercisable pursuant to Section 2(b) shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the Option Price; provided that if the holders of Common Stock receive property other than cash as a result of a Change of Control, then such payment shall be made in such other property in the same proportion as the holders of Common Stock receive less the aggregate Option Price in connection with such Change of Control.

9.                                       Representations and Warranties of the Company.  The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of its incorporation, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Exercise Shares, when issued, delivered and paid for, upon exercise of the Options in accordance with the terms hereof, the Joinder Agreement and the Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Shareholders Agreement, the Stock Subscription Agreement or otherwise in connection with the transactions contemplated hereby.

10.                                 Capital Adjustments.  The number and price of the Shares covered by the Options shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company.  Subject to any required action by the shareholders of the Company and Section 7 of the Plan, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

11.                                 Certain Restrictions on Repurchases.

(a)                                  Financing Agreements, etc.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated or permitted to pay the purchase price for any Remaining Options or Vested Options, as the case may be, that the

Company may elect to purchase from the Grantee pursuant to Section 5 if (i) the payment of such purchase price would result in a violation of the terms or provisions of, or a default or an event of default under, any financing or security agreement or document entered into by the Company or any of its Subsidiaries prior to the date hereof, any refunding thereof, or in connection with the operations of the Company or the Subsidiaries from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the “Financing Agreements”), in each case as the same may be amended, modified or supplemented from time to time, (ii) the payment of such purchase price would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

(b)                                 Delay of Repurchase.  In the event that the payment of the purchase price for any Remaining Options or Vested Options, as the case may be, by the Company otherwise permitted under Section 5 is prevented solely by the terms of Section 11(a), (i) the payment of such purchase price will be postponed and will be made without the application of further conditions or impediments (other than as set forth in Section 5 hereof or in this Section 11) at the first opportunity thereafter when the Company has funds legally available therefor and when the payment of such purchase price will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) the Grantee’s right to receive payment of such purchase price shall rank against other similar rights with respect to shares of Common Stock or options in respect thereof according to priority in time of the effective date of the event giving rise to any such right, provided that any such right as to which a common date determines priority shall be of equal priority and shall share pro rata in any purchase payments made pursuant to clause (i) above.

(c)                                  Purchase Price Adjustment.  In the event that a repurchase of Remaining Options or Vested Options, as the case may be, from the Grantee is delayed pursuant to this Section 11, the purchase price per Share when the repurchase of such Remaining Options or Vested Options, as the case may be, eventually takes place as contemplated by Section 11(b) shall equal the sum of (i) the Purchase Price determined in accordance with Section 6 hereof at the time that the repurchase of such Remaining Options or Vested Options, as the case may be, would have occurred but for the operation of this Section 11, plus (ii) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 11 to the date on which such repurchase actually takes place (the “Delay Period”) at a rate equal to the average annual cost to the Company of its and its Subsidiaries bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by a nationally recognized bank designated by the Company.

12.                                 Miscellaneous.

(a)                                  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Sponsors or the Grantee, as the case may be, at the following addresses or to such other address as the Company, the Sponsors or the Grantee, as the case may be, shall specify by notice to the others:

(i)                                     if to the Company, to it at:

Equinox Holdings, Inc.
895 Broadway
New York, New York  10003
Fax:  212-777-9510
Telephone:  212-677-0180
Attention:  Harvey J. Spevak

(ii)                                  if to the Grantee, to the Grantee at the address set forth on the signature page hereof:

(iii)                               if to the North Castle Fund, to:

c/o North Castle Partners, L.L.C.
183 E. Putnam Avenue
Greenwich, CT  06830
Fax:  (203) 862-3273
Telephone:  (203) 862-3259
Attention:  Adam Saltzman

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.  Copies of any notice or other communication given under this Agreement shall also be given to:

North Castle Partners, L.L.C.
183 E. Putnam Avenue
Greenwich, CT 06830
Fax:  (203) 862-3273
Telephone:  (203) 862-3250
Attention:  Peter J. Shabecoff, Esq.

and

Debevoise & Plimpton
919 Third Avenue
New York, New York  10022
Fax:  (212) 909-6836
Telephone:  (212) 909-6000
Attention:  Franci J. Blassberg, Esq.

and

J.W. Childs Equity Partners II, L.P.
c/o J.W. Childs Associates L.P.
One Federal Street
Boston, Massachusetts  02110
Fax:  617-753-1101
Telephone:  617-753-1100
Attention:  Glenn A. Hopkins

and

Kaye, Scholer, Fierman, Hays and Handler LLP
425 Park Avenue
New York, New York  10022
Fax:  212-836-6419
Telephone:  212-836-8019
Attention:  Stephen C. Koval, Esq.

(b)                                 No Right to Employment.  Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any other member of the Company Group, or to interfere with or limit in any way the right of the Company or any other member of the Company Group to terminate such employment at any time.

(c)                                  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Except as provided in Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)                                 Waiver; Amendment.

(i)                                     Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement; provided that any waiver of the provisions of Section 4 must be consented to in writing by the Sponsors.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company, and (in the case of any amendment, modification or supplement that adversely affects the rights of the Sponsors hereunder) consented to by the Sponsors, as the case may be, in writing.  The parties hereto acknowledge that the Company’s consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the Financing Agreements (as defined in the Stock Subscription Agreement).

(e)                                  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the other parties, and the Sponsors.

(f)                                    Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE OR PERMIT APPLICATION OF THE LAW OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF INCORPORATION OF THE COMPANY SPECIFICALLY AND MANDATORILY APPLIES.

(g)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

EQUINOX HOLDINGS, INC.

By:
Name:
Title:

THE GRANTEE:

By:
Name: «Name»

Address:

«Address»

Schedule A

Number of Options	Option Price
«Total_Options»	«Exercise_Price»